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                                                                       EX-99.d.9

                         INVESTMENT ADVISORY AGREEMENT

          This Agreement made this 30th day of October, 2000, by and between Brinson Relationship Funds, a Delaware business trust (the "Trust"), and Brinson Partners, Inc., a Delaware corporation (the "Advisor").

                                  WITNESSETH:

          WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (each referred to as a "Portfolio" and collectively referred to as the "Portfolios"), which Portfolios are identified on Schedule A attached hereto, and which Schedule A may be amended from time to time by mutual agreement of the Trust and the Advisor; and

          WHEREAS, the Trust and the Advisor desire to enter into an agreement pursuant to which the Advisor will provide investment advisory services for each of the Portfolios of the Trust that are from time to time set forth on Schedule A hereto, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1.   Duties of Advisor.  The Trust hereby appoints the Advisor to act
               -----------------
as investment adviser to the Portfolios for the period and on such terms as are set forth in this Agreement. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the Portfolios, to continuously review, supervise and administer the investment program of the Portfolios, to determine in its discretion the assets to be held uninvested, to provide the Trust with records concerning the Advisor's activities that the Trust is required to maintain, and to render regular reports to the Trust's officers and Board of Trustees concerning the Advisor's discharge of the foregoing responsibilities. The Advisor shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's prospectuses and statement of additional information. The Advisor accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings, equipment and the personnel required by it to perform the services on the terms provided herein.

          2.   Portfolio Transactions.  The Advisor shall provide the Portfolios
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with a trading department.  The Advisor shall select, and with respect to the use of any Sub-Advisers, as defined in Section 7 of this Agreement, shall monitor the selection of, the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and is directed to use its best efforts to ensure that the best available price and most favorable execution of securities transactions for the Portfolios are obtained. Subject to policies established by the Board of Trustees of the Trust and communicated to the Advisor, it is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of any Portfolio, or be in breach of any obligation owing to the Trust or in respect of any Portfolio under this Agreement, or otherwise, solely by reason of its having caused any Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for any Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Advisor determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisor's overall responsibilities with respect to the Portfolios and to other funds and advisory accounts for which the Advisor, or any Sub-Advisor,

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exercises investment discretion. The Advisor will promptly communicate to the officers and Trustees of the Trust such information relating to Portfolio transactions as they may reasonably request.

          3.   Compensation of the Advisor.  The Advisor shall not receive a fee
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from the Trust or its Portfolios for the services to be rendered by the Advisor.

          4.   Reports.  The Portfolios and the Advisor agree to furnish to each
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other such information regarding their operations with regard to their affairs as each may reasonably request.

          5.   Status of Advisor.  The services of the Advisor to the Portfolios
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are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Portfolios are not impaired thereby.

          6.   Liability of Advisor.  In the absence of willful misfeasance, bad
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faith, gross negligence or reckless disregard by the Advisor of its obligations and duties hereunder, the Advisor shall not be subject to any liability whatsoever to the Portfolios, or to any shareholder of the Portfolios, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolios.

          7.   Delegation of Responsibilities to Sub-Advisers.  The Advisor may,
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at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940, as amended ("Sub-Advisers") to perform some or all of the services for the Series for which it is responsible under this Agreement. The Advisor will compensate any Sub-Adviser for its services to the Portfolios. The Advisor may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibility of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Portfolios' shareholders is obtained. The Advisor will continue to have responsibility for all advisory services furnished by any Sub-Adviser.

          8.   Duration and Termination.  This Agreement shall become effective
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as to a Portfolio on October 30, 2000, provided that first it is approved by the
Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any party hereto, in the manner provided in Section 15(c) of the Investment Company Act, and by the holders of a majority of the outstanding voting securities of the Portfolios;
and shall continue in effect until October 30, 2002. Thereafter, this Agreement may continue in effect as to a Portfolio only if such continuance is approved at least annually by: (i) the Trust's Board of Trustees or, (ii) the vote of a majority of the outstanding voting securities of the Portfolio; and in either event by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party in the manner provided in Section 15(c) of the Investment Company Act. This Agreement may be
terminated by the Trust at any time as to a Portfolio, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Advisor. This Agreement may be terminated by the Advisor at any time, without the payment of any penalty, upon 60 days' written notice to the Trust. This Agreement will automatically terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

          As used in this Section 8, the terms "assignment," "interested person," and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and
Section 2(a)(42) of the Investment Company Act and Rule 18f-2 thereunder.

          9.   Name of Advisor.  The parties agree that the Advisor has a
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proprietary interest in the name "Brinson," and the Trust agrees to promptly take such action as may be necessary to delete from its legal name and/or the name of the Portfolios any reference to the name of the Advisor promptly after receipt from the Advisor of a written request therefor.

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          10.  Severability.  If any provisions of this Agreement shall be held
               ------------
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this 30th day of October, 2000.

Attest:                                BRINSON RELATIONSHIP FUNDS

By: /s/ Alanna N. Palmer               By: /s/ Thomas J. Digenan
    -------------------------------        -----------------------------
Name: Alanna N. Palmer                 Name: Thomas J. Digenan
Title: Assistant Secretary             Title: President

Attest:                                BRINSON PARTNERS, INC.

By: /s/ Charles Mathys                 By: /s/ Benjamin F. Lenhardt, Jr.
    -------------------------------        ------------------------------
Name: Charles Mathys                   Name: Benjamin F. Lenhardt, Jr.
Title:  Assistant Secretary            Title: President & CEO

Attest:                                BRINSON PARTNERS, INC.

By: /s/ Charles Mathys                 By: /s/ Mark F. Kemper
    -------------------------------        -----------------------------
Name: Charles Mathys                   Name: Mark F. Kemper
Title: Assistant Secretary             Title: Secretary

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                                  SCHEDULE A

                   PORTFOLIOS OF BRINSON RELATIONSHIP FUNDS


     Brinson High Yield Fund

     Brinson Defensive High Yield Fund